Exhibit 99.1

communications simplified.

Kandi Technologies Group, Inc.

Full Year 2018 Financial Results Conference Call

March 15, 2019

C O R P O R A T E P A R T I C I P A N T S

Kewa Luo, Manager, Investor Relations

Hu Xiaoming, Chairman, President and Chief Executive Officer

Zhu Xiaoying, Interim Chief Financial Officer

C O N F E R E N C E C A L L P A R T I C I P A N T S

Ted Schwartz, TAS Associates

Frank Blatterman, Private Investor

Li Gao, Private Investor

John Distefano, Private Investor

Bette Molzan, Private Investor

Steve Miller, Private Investor

Mark Kahnau, Swiss Liquid Future

Harris Goldman, Private Investor

Mike Pfeffer, Oppenheimer

Arthur Porcari, Corporate Strategies

P R E S E N T A T I O N

Operator:

Ladies and gentlemen, good day, and welcome to the Kandi Technologies Full Year 2018 Financial Results Call. Today’s conference is being recorded.

At this time, I would like to turn the conference over to Kewa Luo, IR Manager. Please go ahead.

Kewa Luo:

Thank you, Operator. Hello, everyone, and welcome to Kandi Technologies Group Inc’s full year 2018 earnings conference call. The Company distributed its earnings press release earlier today, and you can find a copy on Kandi’s website at www.kandivehicle.com. With us today are Kandi’s Founder, Chairman and Chief Executive Officer, Mr. Hu Xiaoming; and Interim Chief Financial Officer, Ms. Zhu Xiaoying. Mr. Hu and Ms. Zhu will deliver prepared remarks, followed by a question-and-answer session.

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Before we get started, I’m going to review the Safe Harbor statement regarding today’s conference call. Please note that discussions today will contain forward-looking statements made under the Safe Harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve inherent risks and uncertainties. As such, the Company’s results may differ materially from the views expressed today.

Further information regarding these and other risks and uncertainties are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31st, 2018 and in other documents filed with the U.S. Securities Exchange Commission. Kandi does not assume any obligation to update any forward-looking statements except as required under applicable law.

As a reminder, this conference call is being recorded. In addition, an audio webcast of this conference will be available on Kandi’s Investor Relations website.

I will now turn the call over to Kandi’s Founder, Chairman and CEO, Mr. Hu Xiaoming.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Hello, ladies and gentlemen and all friends. Thank you for joining our full year 2018 earnings conference call.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Kandi has experienced challenges over the past few years due to the confusion surrounding the reusable battery exchange model. However, Kandi has been working diligently to overcome the downturn and obstacles to resolve these issues. Early on in 2018, we prepared a three-year plan for 2018 through 2020 based on our company’s and the industry’s situation. 2018 was to be the year of survival, 2019 of revival, and 2020 will be the year of prosperity. Through our hard work in 2018, we rebuilt and refined our practices, and as a result, we are very pleased with our financial performance. In 2018, our total revenue was up 9.4% to $112 million; while pre-tax income was $2.1 million compared to a loss of $31.6 million in 2017. In 2019, we plan to continue this upwards momentum, and further refine our business model and execution plan to forge new opportunities moving forward in the following ways.

Hu Xiaoming:

(Chinese spoken)

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Kewa Luo:

First, the management team hopes the JV Company to achieve its projected goals of producing and selling 20,000 EVs in 2019. Second, the Company is expecting to obtain the approval of its application for a manufacturing license from the Ministry of Industry and Information Technology to become an official EV manufacturing enterprise with “dual production licenses”. Third, following the U.S. National Highway Traffic Safety Administration’s (NHTSA) approval of certain Kandi EV models for importation and registration in the U.S., Kandi EV models are now eligible for up to $7,500 in federal tax credits in 2019 and 2020. To capitalize on the opportunity presented by the NHTSA’s approval, we are in the process of preparing a strategic sales plan for the debut of Kandi EV models in the American market later this year. Fourth, the car share program (or Micro Public Transportation) has been upgraded to an online ride-hailing business model in China, which is expected to open up a broader market for Kandi electric vehicles. Finally, the Company is evaluating for the optimal time to restructure the JV Company’s equity in order to unlock the shareholder value of the JV Company. We are dedicated in taking full advantage of the milestones we have reached thus far, achieving stronger business results in 2019, as well as maximizing our long-term shareholders’ investments.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Now I would like to turn the call to our Chief Financial Officer, Ms. Zhu Xiaoying, to give you more details on our financial highlights. After that, I will take the questions. Thank you.

Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

Hello, everyone, my name is Zhu Xiaoying. Now, I would like to provide a brief overview of our financial results for the full year 2018. Please note that all numbers I will discuss today are in U.S. dollars, unless otherwise noted.

Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

First, let me walk you through the full year financial results in 2018.

Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

Total net revenues in 2018 were $112.4 million, an increase of $9.6 million or 9.4% from $102.8 million in 2017. The increase in revenues was mainly due to an increase in sales of off-road vehicles during 2018.

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Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

EV parts sales were approximately $99.1 million in 2018, accounting for 88.1% of our total net revenues, an increase of $1.7 million or 1.8% from $97.4 million compared to 2017.

Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

Revenue from sales of off-road vehicles was $13.3 million in 2018, an increase of $7.9 million or 144.8% compared with $5.4 million in 2017. The increase in revenue from off-road vehicles was largely due to the additional sales from SC Autosports, which became our wholly owned subsidiary in the U.S. in July 2018.

Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

Our cost of goods sold in 2018 was $92.2 million, an increase of $3.7 million or 4.2% from $88.5 million in 2017. The change was primarily due to the corresponding increase in sales from 2018.

Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

Gross profit in 2018 was $20.2 million, an increase of $5.9 million or 41.2% from $14.3 million in 2017. Gross margin in 2018 increased to 18% from 14% in 2017. The increase of gross margin was due to the higher gross margin from off-road vehicles sales of SC Autosports as well as increased gross margin from sales of battery packs.

Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

Total operating expenses in 2018 were $21.9 million, a decrease of 45.9% from $40.4 million during 2017. The decrease in total operating expenses was due to the largely decreased research and development expenses in 2018.

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Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

GAAP net loss in 2018 was $5.7 million or $0.11 loss per fully diluted share compared with GAAP net loss of $28.3 million or $0.59 loss per fully diluted share in 2017. The decreased in net loss was primarily attributable to the increased gross profit, the decrease in R&D expenses, and the increased government grants the Company received this year.

Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

Income before income tax in 2018 was $2.1 million compared to losses before income tax of $31.6 million in 2017. The increased income tax expense is many due to the $6.0 million valuation allowance of Hainan facility’s deferred tax assets, because of its three-year accumulated loss in its construction period. After other income tax adjustments, the income tax expense in 2018 was $7.8 million.

Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

Non-GAAP net loss in 2018 was $8.8 million compared with non-GAAP net loss of $23.2 million in 2017. Non-GAAP loss per share was approximately $0.17 per fully diluted share for the full year of 2018 compared with non-GAAP adjusted loss per share of $0.48 per fully diluted share for the full year of 2017.

Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

Let me touch on the JV’s financials now.

Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

For the full year 2018, the JV Company’s net sales were $122.5 million, gross loss was $17.7 million and net loss was $36.3 million.

Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

During 2018, the JV Company sold a total of 10,259 units of EV products, as compared to a total of 11,437 units sold in 2017.

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Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

Kandi’s investments in the JV Company are accounted for under the equity method of accounting, as Kandi has a 50% ownership interest in the JV Company. As a result, Kandi recorded 50% of the JV Company’s loss for $18.2 million for the full year 2018. After eliminating intra-entity profits and losses, Kandi’s share of the after tax loss of the JV Company was $17.9 million for the full year 2018.

Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

Next, I will review the Company’s cash flow.

Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

In 2018, cash provided in operating activities was $13.6 million, as compared to cash used in operating activities of $3.2 million in 2017. The major operating activities that provided cash for 2018 were increases of accounts payable and increase of other payables and accrued liabilities. The major operating activities that used cash for 2018 was an increase in receivables from the JV Company and a increase of accounts receivables.

Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

Cash used in investing activities for 2018 was $0.95 million, as compared to cash derived from investing activities of $2.71 million for 2017. During the year of 2018, the major investing activity that used cash was the acquisition of Jinhua An Kao net of cash received in the amount of $3.56 million.

Zhu Xiaoying:

(Chinese spoken)

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Kewa Luo:

Cash used in financing activities for 2018 was $5.3 million as compared to cash used in financing activities of $9.81 million in 2017. The major financing activities that provided cash for 2018 were proceeds from notes payable of $54.35 million and proceeds from short-term bank loans of $32.50 million. The major financing activities that used cash for 2018 were $58.59 million of repayments of note payables and $33.26 million of repayments of short-term bank loans.

Zhu Xiaoying:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Zhu Xiaoying:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Operator, we are ready to take some questions.

Operator:

Thank you. If you would like to ask a question, please signal by pressing star, one on your telephone keypad. If you are using a speakerphone, please make sure your mute function is turned off to allow your signal to reach our equipment. Again, press star, one to ask a question.

We will now take our first question from Ted Schwartz. Please go ahead.

Ted Schwartz:

I noticed that you have an income tax expense of $7.7 million, whereas both the joint venture and Kandi itself showed a loss. I don’t understand where that $7.7 million income tax expense came in. Could you explain that?

Kewa Luo:

I’m sorry, can you just repeat one more time? Your phone is a little skipping.

Ted Schwartz:

Pardon me?

Kewa Luo:

Hello, hello, would you please repeat your question one more time? Your phone is a little skipping.

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Ted Schwartz:

I don’t understand how there could be a $7.7 million income tax expense when both the joint venture and Kandi showed a loss.

Zhu Xiaoying:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

Okay. This actually is not the income tax that we paid, but however, has to be accounted as expense in our financial statements. But most of the part is due to the $6 million valuation allowance of Hainan facility’s deferred tax asset because of the Hainan facility’s three-year accumulated loss in its construction period and the rest of $1.7 million is from other subsidiaries who are profitable; all together $7.7 million was accounted for the income tax expenses.

Ted Schwartz:

All right. I’d like to know what models of cars are they presently—are presently in production (inaudible)…

Kewa Luo:

(Inaudible)

… the 22, the 27, the EX3, and what about the K23 in Hainan?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

(Chinese spoken)

Okay, right now, there are K23, K22 and EX3 are presently in production, and in March, we have plans of 300 K23 sets of EV parts for the production at Hainan facility.

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Ted Schwartz:

Would you be producing and selling in Hainan in March?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Right now, since we’re still relying on Geely’s manufacturing license, so it’s going to be sales of the EV part sets.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

So if we plan to have these 300 sets of EV parts produced this month, so the sales probably will happen next month.

Ted Schwartz:

All right, thank you very much. Not sure I understand it, but Kewa, thank you, take the next question.

Kewa Luo:

Thank you. Operator, we can take next question.

Operator:

Thank you. Our next question comes from Frank Blatterman. Please go ahead.

Frank Blatterman:

Yes, and good morning. Can you hear me okay?

Kewa Luo:

Yes, go ahead.

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Frank Blatterman:

Okay. I have a question involving carbon credits trading. I believe that carbon credit trading may be an important source of revenue for the joint venture going forward. Can you give us a present status of this program, how is it being looked at and implemented in China or has that not as yet been fully decided?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Carbon credit trading policy is still in the planning stages. We don’t know the details of the benefits until the policy is released. We have heard a lot of news regarding to it, but we haven’t seen any final policy of that being released.

Frank Blatterman:

Okay, very good. Thank you very much. I may have another question later. Please take the next questioner.

Kewa Luo:

Thank you.

Operator:

We will now take our next question from Li Gao. Please go ahead.

Li Gao:

Good evening to Hu and good morning Kewa. My question is about the 2019, the production and sales. So what was the biggest constraints for the 2019 car production and sales? Is it because of the subsidy delay or is this something else? If it is something else, what are the steps that the Company is going to do to resolve this issue? If this was the subsidy delay, do you have a timeframe when the subsidy might get to be paid? (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Due to the changes in the subsidy policy, also the delay in the payment, sales will definitely be affected. As for now, the subsidies from 2015 and 2016 are already in the process of clearing and we anticipate that we’re going to receive this part of the subsidy payment very soon. And, we’re also being told that the subsidies from 2017 and 2018 will start clearing and start paying very soon as well. So, the Company is seeking breakthroughs in the government accredited online ride-haling vehicle market, and in the U.S. market, we have been doing a lot of work and we believe that in 2019 we’re going to have very promising results.

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Li Gao:

I have another question. This is about the cars being produced. So Mr. Hu just mentioned that the cars that are being produced mostly are K22, K27, and EX3. So where are they produced now? (Chinese spoken)

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Li Gao:

Actually, I heard some news. Cars are being moved to be produced in Rugao. Is there any particular reason and what is your plan for the plant in Shanghai factory or somewhere else? (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Li Gao:

Thank you.

Kewa Luo:

Let me translate what Mr. Hu just said. First of all, the first question is, where are K27, K22 and EX3 being produced? The answer is, all these cars are being produced at Jiangsu Rugao. So, the gentleman is asking why we produce all these cars at one location in the Jiangsu Rugao instead of spreading out in different locations, for example, in Shanghai. And Mr. Hu’s answer is, because we used to rely on Geely’s manufacturing license, but however, right now, Rugao already has the production license. So, Rugao can produce all these vehicles at one location to save the cost and also to centralize all the production at one place.

In the past, we used to produce K10 at Zhejiang factory and K11 at Shanghai, but since right now we don’t have a lot of volume, so we centralize everything at the Jiangsu Rugao and for some K23 EV parts, we do separately it in Hainan.

Li Gao:

I have one more question, I think the Management needs to clarify to the Western investors who are often confused by the process, actually I am super clear about that, this is just for clarification. So people are really confused about this two-step process of the manufacturing license approval. Currently, Kandi has the approval from the NDRC, the National Development and Reform Commission, so—and as Mr. Hu just mentioned, we are waiting for the second step approval from MIIT. So, when do you expect that to happen? (Chinese spoken)

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Hu Xiaoming:

(Chinese spoken)

Li Gao:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Li Gao:

(Chinese spoken)

Kewa Luo:

Okay. Sure. So, this question is regarding to the dual production license that we mentioned earlier and Mr. Hu would like to further clarify what this means to us. We believe there has been some confusion regarding the approval of this license issued by the Development and Reform Commission. Actually, the NDRC approved Enterprise to build the factory, so that’s the first license. And the next step is the acceptance of the factory by the Ministry of Industry and Information Technology. As a result, once MIIT approves the Company and the Company factory will be able to produce the cars. And that’s the second license. And together, it’s called dual production license. And usually there is third step following that, which is the car has to be included in the directory, in order to be registered in China and driven on the road. So basically, those are three steps in order for one to produce and sell the car, then the car will be finally available in the market.

And this is the same procedure for all the manufacturers in China, and for Kandi, we have already sent our application for getting the MIIT approval in the beginning of March and we expect to hear from them in the beginning of April.

Li Gao:

Thank you, Kewa. Thank you, Mr. Hu.

Kewa Luo:

Thank you.

Operator:

We will now take our next question from John Distefano. Please go ahead.

John Distefano:

Good evening. My question is in regard to export to the United States of the K22 and EX3. My understanding from what I gathered from your opening and what I read in the press release is that approval is still pending for sale in California. So if that is correct, are dealerships in place ready to go in California, once the approval has been obtained? And, what ports do you expect to export the automobiles to, in California, in the U.S.? And my understanding…

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Kewa Luo:

(Inaudible)

John Distefano:

Excuse me. My understanding, also is from your opening that you plan to export these automobiles to the U.S. later this year. Is that correct?

Kewa Luo:

Let me translate first.

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

These two models can be sold in the U.S. nationwide, so it’s not just in California, there was not application pending in California. Right now, we’re in the process of forming a sales force team and the Company anticipates that we’re going to import 50 to 100 EVs by the end of May.

With regards to which ports will be used for importing vehicles into the U.S., I think the U.S. sales team is working on it and to choose the most cost efficient one.

John Distefano:

Okay. Thank you very much.

Kewa Luo:

Thank you.

Operator:

We will now take our next question from Mike Pfeffer from Oppenheimer. Please go ahead. Mr. Pfeffer, your line is now open. Please go ahead.

It appears he may have stepped away from his headset. We will now take our next question from Bette Molzan. Please go ahead.

Bette Molzan:

I understand that the K23 is going to be designed for the ride-hailing business. Has the Hainan factory started meaningful production? And if not, can you let me know when it might start and the reason?

And second part, have there been discussions with Hainan about their emulating the RMB730 million low interest loan program as is in place with Jiangsu province?

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Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

We have already planned 300 K23 sets of EV parts for production in March at Hainan factory. In regarding to the discussions with the government about the supply chain finance support program, there hasn’t been any discussions yet because in Hainan we are just producing the parts, but in Jiangsu Rugao, we already started producing the EVs.

Bette Molzan:

Thank you.

Kewa Luo:

Thank you.

We will now take our next question from Steve Miller. Please go ahead.

Steve Miller:

Thank you. Two related questions. For 2019 this year, what are you anticipating to be revenue for the JV and Kandi from the 300,000 EV framework agreement and the 20,000 EV co-operation agreement that were announced earlier this year?

And related to that. I understand there is the 20,000-kilometer requirement to be reached by vehicles in the car share program before you can apply for subsidy payment. Is that going to negatively affect the JV’s ability to produce these vehicles? That’s it.

Kewa Luo:

So first question is about—on the revenue for JV, right? The second question is whether the 20,000 kilometers mileage will be the requirement for the ride-hailing program?

Steve Miller:

My first question, I guess is, what revenues are you anticipating from both agreements? And then the second question is, whatever cars that are sold in connection with those agreements, do they have to comply with that 20,000-kilometer requirement in order to be able—for you guys to be able to apply for the subsidy payment?

Kewa Luo:

Okay, thank you.

(Chinese spoken)

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Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

This contract was signed in order to serve the implementation of the 300,000 government accredited Online Ride-Hailing Vehicle Alliance program. We expect the program to begin in April. I don’t think there will be any impact on the 20,000-kilometers requirement for the subsidy because each vehicle that is used for Online Ride-Hailing service usually runs 8,000 kilometers per month on average. So, in three months, they will well exceed the 20,000-kilometer requirement.

Operator:

We will now take our next question from Mark Kahnau from Swiss Liquid Future. Please go ahead.

Mark Kahnau:

Yes, good morning, hello, and good evening, everybody. It seems to me that for the first nine months, the JV was effectively breakeven, Kandi wrote off only $43,000, but by the end of the year, there was an after-tax loss of $17.8 million. That means for me the joint venture must have written off about $35 million in the fourth quarter. Is that correct? And if it’s correct, for what reason?

Kewa Luo:

I’m sorry, can you just say slowly one more time, so I can translate?

Mark Kahnau:

Through the first nine months of the year, the joint venture effectively was breakeven, that’s what—that we could read in the figures. Kandi wrote off $43,000 by the year end, share of loss after-tax of the joint venture was US$17.8 million. What that means to me that the joint venture must have written off $35 million in the fourth quarter. Is this correct and if it’s correct, for what reason?

Kewa Luo:

Okay. (Chinese spoken)

Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

Okay. This is mainly due to, in Q4, there is RMB130 million R&D expenses for JV.

Mark Kahnau:

Okay, I get that. Okay, very good, that’s it from me for today.

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Kewa Luo:

Okay, thank you.

Operator:

We will now take our next question from Harris Goldman. Please go ahead.

Harris Goldman:

Hello, it’s been a long time since I talked to Mr. Hu. We made the trip—I organized the trip in 2014 when we were having quite a few detractors saying that we never existed. And, of course, we proved that wrong. Anyway, my question is, I’m a little confused and need a little clarification regarding the guidance for this year. I see in Mr. Hu’s statement, we’re projecting 20,000 units. Now, my confusion is, we have a framework agreement for 300,000 over five years and we have the other 20,000 on accredited units. Is Mr. Hu taking a very conservative stance regarding JV production this year? Or, would he provide the clarification on why he’s only guiding to 20,000 units?

Kewa Luo:

Okay. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Well, as I mentioned earlier, that for 2018, we are glad that we were able to survive and for 2019, we want to look forward to having a revival. So, in this year, even though we have these contracts laid out, for 300,000 EV contract, we are the primary provider, so we don’t want to over promise the market and under deliver, and for this year, we want to take one thing at a time and laid out the groundwork for more growth going forward. Additionally, we also want to focus on the quality of our products over quantity and deliver better results going forward.

Harris Goldman:

Okay. So if I understand, this is a very conservative guidance for this year because from what I’ve heard and what I’ve read, yes, this will be a revival year, but we can reasonably expect, if we receive the subsidies because that’s been our problem, it appears to me that we’ve experienced all along. We were—we have basically been subsidizing the subsidies and that has curtailed our production and sale. So therefore, from what I’m hearing now from Mr. Hu, I’m much more optimistic about this revival year than what was said earlier in terms of a 20,000 unit guidance for this year. Okay, that’s it. Thank you.

Kewa Luo:

Thank you.

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

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Kewa Luo:

Mr. Hu says, thank you, we’ll work hard to deliver good business results. We can take next question.

Operator:

We will now take our next question from Mike Pfeffer from Oppenheimer. Please go ahead.

Mike Pfeffer:

Hi, thanks for taking my question. The press release titled, Kandi Pure Electric Vehicles Project Received Approval, was confusing to many in the U.S., particularly, when mentioned along with approval for 50,000 EVs in Rugao. Even a Bloomberg reporter was confused and said you, Mr. Hu, said it was approval to build a facility in Rugao where Kandi JV already had one.

Can you confirm for all that this is the license we have waited several years for allowing Kandi to now make and sell its own EVs as well as for others? And secondly, what is the significance of the 50,000 number in the press release? Thank you.

Kewa Luo:

Okay. Can you—okay, I’ve got your question.

(Chinese spoken)

Zhu Xiaoying:

(Chinese spoken)

Kewa Luo:

Thank you for your question. I want to once again clarify, which I also discussed earlier on the call. With regarding to the manufacturing license, there are actually three steps in total. First is the approval from National Development and Reform Commission. They approve the Company to build the factory, which is what we received earlier and what we announced. And the next step is the acceptance of the factory by the Ministry of Industry and Information Technology, and once we get approval from MIIT, then the factory is entitled to produce cars. And, as a result, this is so-called dual production licenses, and once this has been obtained, the Company will be able to not just build a factory and the factory will be able to produce the vehicles. And the third step is the MIIT will have to approve the model to be able to register. And we think that in April, we should be able to get all these steps ready and by then we will make announcements.

The next question is that you asked about 50,000 units that we mentioned in the press release. So, when you apply to the NDRC for the license to build a factory, you have to include your capacity in the factory you’re building and you have to at least achieve 80% of capacity in order to build another factory in the different location. So, for example, we applied for 50,000 as the capacity for this factory, we can go over that number to produce, say, 100,000. But if we want to build another factory in a different location, we have to at least achieve 80% of 50,000, which is 40,000. So it’s a number that you give in your application.

So, with that, I hope I clarified what you have just asked.

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Mike Pfeffer:

Thank you.

Operator:

We will now take our next question from Arthur Porcari from Corporate Strategies. Please go ahead.

Arthur Porcari:

Thank you, Mr. Hu, congratulations and thanks for all shareholders in your year of improvement of 2018 to 2019. And based on public announcements, sounds like an incredible start for the 2019 forward, a long awaited breakout witnessed by the amazing string of announcements just since January 4th. Interesting side note based on just today’s numbers. So, it appears that Kandi itself would have had a pre-tax profit of almost $20 million for the full year where if not for having to consolidate that $17.8 million share of the JV R&D loss in the fourth quarter, as a prior caller said, the JV was actually at breakeven through the first three quarters. Just an observation, which you can address in a moment, if you want to.

With this said, I’d like to address an expanded series of questions, mostly limited to two major areas announced. More on the five-year 300,000 EV for the China Resources ride-hailing program—I mean, the five-year 300,000 and the three-year 20,000 EV Cao Cao ride-hailing program. Then I want to wrap it up and to see how the JV expects to finance the cost to deliver this potential $5 billion to $6 billion worth of EVs over the next five years. I pass that on to Mr. Hu and I’ll then ask the questions.

Kewa Luo:

Hi, Arthur. Can you repeat what you asked in the first part about the JV? Would you just …

Arthur Porcari:

Okay. No, I was just saying that this is an add-on because of the numbers, but what I’m saying is, but I said this is a side observation I don’t think we were expecting the $35 million, $36 million fourth quarter write-down of the JV for all that onetime R&D expense, which caused Kandi to actually take an additional $17.8 million loss in the fourth quarter. Without that, it seems like the Kandi’s pre-tax profit, which was already at over $2 million, if they add that back in, we would have had almost $20 million for Kandi itself. I realize that this shows how well Kandi itself is performing independently of the JV. That’s the only point I wanted to make, Okay? And, do you need me to repeat the rest of it or do you have the rest of it?

Kewa Luo:

Okay, I do. (Chinese spoken)

Go ahead with your question.

Arthur Porcari:

Okay. First question is, up to 20,000 Cao Cao puts an all-EV ride-hailing program, from what I understand, so it’s good to see that this China Unicorn, which is a high-end, white club, Uber-like chauffeur EV ride-hailing program, currently has 30,000 high-end Geely and Volvo EVs, and this was put together by Kandi’s JV partner, Li Shufu and Geely Holdings. In the Kandi announcement, it states that the “parties have agreed to collaborate in exploring new and innovative models for an online ride-hailing business with their combined resources and market advantage.” Now the question is, does this mean Kandi will be developing new EV models over and above what we already have to fulfill—into this high-end program or will the EX3 get released, K23 be used, and will the quick battery exchange be used with Cao Cao as well?

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Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Mr. Hu is saying now there are a lot of questions, so I will just go one by one.

First, the 300,000 cars that signed with Alliance, which is going to be serving for all these online ride-hailing platforms, not just on the Cao Cao Zhuan Che platform, going forward, for example, Didi or other platform, and this is going to be initiated by our Company joint venture.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Because there’s a requirement for the wheelbase of 2.65 meters by the ride-hailing services, and the EX3’s wheelbase is not meeting the requirement. Therefore, we are going to launch the K23 and the other developing car is called K8, B-class, which is a high-end car, for the online ride-hailing platform.

Arthur Porcari:

And Kandi is going to be developing that new K8, or Kandi JV?

Kewa Luo:

(Chinese spoken)

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Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Yes, together with Geely and the joint venture.

Arthur Porcari:

That’s breaking news. Okay, let me move on, to the 300,000 EV program, five-year announcement. Now this was quite a stunning announcement though it had seemed to have no effect on the stock at the time. Potential to the Kandi JV for this over the life of it could exceed $5 billion and as the JV primary parts and battery provider, maybe an additional $2 billion directly to Kandi. I base this on the assumption that the required battery exchange feature addressed in the announcement is the Kandi owned and patented QBX, which requires four battery packs instead of two as for the consumer plug-in versions.

So, I have two questions, short questions that have to do with this. Based on this quote from the announcement, “the JV Company will be the primary vehicle supplier in the accredited vehicle alliance.” Can we assume that all of the 300,000 EVs, which have the quick battery exchange feature will come—will have to have the quick battery exchange feature, and if true, likely all the EVs will then be Kandi provided?

And the second question is, how many current service station locations does China Resources have across the 25 provinces in China and are they still growing? And, will this quick battery exchange locations be exclusive for the Alliance members or will they also in future be used for any Kandi EV which has quick battery exchange feature?

Kewa Luo:

Okay. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Okay. Let me try to cover all the information Mr. Hu just provided. First of all, Kandi will surely be the primary EV provider in the Alliance in providing the EV and the battery. And the China Resources Zhejiang—which have many locations throughout China, and at this point, I don’t have exact number of how many they have, but however, we think that since these locations already providing the gas and gasoline services to the vehicles, and based on the demand of the electric vehicles, some of them may also going to be available for the battery exchange. Given the strategic partner agreement with them and they are going to be in charge of investment and operations of all these government accredited vehicle battery exchange business, but the specific detailed plan of building required services sites will be depending on the demand from the accredited vehicle in the Alliance program, and I think this is going to be gradually delivered within five years and the quick battery exchange feature will surely be used for all these future Kandi EVs.

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Arthur Porcari:

Okay, good. Certainly looking at only about $18,000 a car, I would think $5 billion is probably a conservative number, then. Anyway let’s press on here, to get into my next section over here, has to do with financing. Just a short comment first, since Cao Cao is controlled by a Kandi JV (inaudible) 50% partner, China Resources deals with the government enterprise, the credibility factor towards the buyer following through on these deals would seem to be quite high, but to rapidly address these projects alone, I would think that Kandi would require the JV to have at least $1 billion in cash to get started. So far, our partner of the JV has not raised any outside equity since formation. So, as evidenced on how the hot EV market is in China, I recently discovered that seven China EV Unicorn start-ups, each less than three years old, and only two to include DL have not sold any EVs to date, as negatively—I’m sorry, two have sold, the other five have not. As negatively compared to the Kandi JV, none of them have any stage of licenses, not even first stage and only one has a facility. Yet together they’ve raised over RMB80 billion or $11.6 billion or between $1 billion to $3.4 billion each, and to give a total perceived value to all these at US$24 billion. This is as early as 2016 that Kandi JV has publicly announced its intention to go public likely in China. This subject has again come up with positive Company response in a recent conference call.

Go ahead and pass that on to Mr. Hu so far, then I’ll get into the question.

Kewa Luo:

Okay.

(Chinese spoken)

Go ahead, Art. I have summarized what you just said.

Arthur Porcari:

Okay, fine. The three-year old NIO with much less infrastructure and hard assets than the five-year old Kandi JV recently became public in the U.S. with a $7 billion market cap after raising $2.4 billion private equity in China. Would it be reasonable to assume that the Kandi JV could quickly raise maybe $200 million private equity in China at about a $2 billion cap and then follow-up with maybe another $0.5 billion raised as a $3 billion cap, (inaudible) the last part of the press release, which you put in today.

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

I think I want to answer in two parts. First, you mentioned a lot of development at NIO. I want to say that is NIO’s business, we really don’t need to compare NIO with Kandi, and for now it’s not time yet for Kandi to discuss JV Company’s valuation.

Secondly, for the JV Company, we do have a plan, like I mentioned earlier in my remarks, that the JV Company’s Management is working on evaluating for the optimal time to restructure the JV Company’s equity in order to unlock the shareholder value of the JV Company. Once we have significant progress, we will update the market at the appropriate time.

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Arthur Porcari:

Okay, and then get down to my last question here. It would seem to me without—before I even hit the question, with Kandi’s $380 million market cap, market is saying, Kandi is worth zero and the JV is only worth around $700 million, I would think that Mr. Hu would argue with that and that’s why he’s talking about unlocking the value of the JV, but when you divide it by two or whatever you can get a real value what Kandi should be trading at. But with that said, the last question has to do with the IPO venue.

In the past - as I assume that an IPO is a route they might want to go - in the past, the announced intention was to bring the JV public in China. However, China, Asia listings require three consecutive years of positive earnings. It’s recently been announced with much excitement that the new Shanghai Tech Board similar to NASDAQ will start trading later this year without the earnings requirement. Could the JV consider this new listing for an actual IPO or would the Company consider bringing in the JV public even in the United States?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

I think, whether it is Shanghai Tech Board or in the U.S., I think these all can be possible and right now still too early to discuss. But, once we have made the decision, we will report to the market.

Arthur Porcari:

Excellent. I really appreciate Mr. Hu’s patience with my long series of questions. But considering that Kandi had less than a $400 million market cap, and 50% partner and without a doubt the largest (inaudible) EV agreement, being the 300,000 car agreement announced in China by any EV maker, needed some expanded discussion. And again, thank Mr. Hu very much and look forward to once again beating his forecast by at least 35% to 40% as he did a few years back when he used to (inaudible). Thank you.

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Thank you. Thank you.

Arthur Porcari:

I’m done.

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Operator:

We now have a follow-up question from Frank Blatterman. Please go ahead.

Frank Blatterman:

Well, thank you. I have three extremely short questions. First question, does this factory need a separate approval from both the NDRC and MIIT or only the MIIT?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Yes, we’re just waiting for the approval from MIIT, and matter of fact, they are already working on approving our application. It’s already in the process.

Frank Blatterman:

Well, yes, but will that approval cover all the factories or does each factory require separate MIIT approval?

Kewa Luo:

Are you asking whether the approval going to cover all our factories in different locations?

Frank Blatterman:

Yes, that is correct.

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

This only approves Jiangsu Rugao factory, but when Jiangsu Rugao factory has it, that means that the joint venture has the manufacturing license.

Frank Blatterman:

Okay, thank you. Now second question, will the K8 be equipped with the quick battery exchange feature?

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Kewa Luo:

I’m sorry, will be the Kandi exchange—what feature?

Frank Blatterman:

Will the K8 be equipped with the quick battery exchange…?

Kewa Luo:

Okay.

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Yes, they all do have the quick battery exchange feature.

Frank Blatterman:

Okay, third, very quick question, then I’m done. Is the joint venture now an officially recognized company in the eyes of the PRC, since we have the NDRC license?

Kewa Luo:

Whether the JV is…?

Frank Blatterman:

Is it now an official company in the eyes of the PRC?

Kewa Luo:

What do you mean, the joint venture?

Frank Blatterman:

Yes, the joint venture is recognized with a license by the NDRC, does this make the joint venture an official company in the viewpoint of the People’s Republic of China Government?

Kewa Luo:

(Chinese spoken)

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Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Just have to wait for the dual production license to be received, then will be considered as the official EV company with the production capability.

Frank Blatterman:

Thank you for taking my questions.

Kewa Luo:

Thank you.

Operator:

This concludes today’s question-and-answer session. I would now like to hand the call back to our hosts for any additional or closing remarks.

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Thank you, ladies and gentlemen, for attending today’s meeting. On behalf of Board of Directors and Management Team at Kandi Technologies Group Inc., I would like to reaffirm our commitment that we’ll continue to work diligently to maximize shareholder value by focusing on growing our EV business strategically, while delivering strong operational results. Thank you very much for your understanding and support. We look forward to talking with you again in next meeting. If you have any additional questions, please don’t hesitate to contact our Investor Relations person. Goodbye.

Operator:

Ladies and gentlemen, this concludes today’s call. Thank you for your participation. You may now disconnect.

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